Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-125031) pertaining to the Chemical Financial Corporation 401(k) Savings Plan of our report dated June 24, 2005, with respect to the statement of net assets available for benefits of the Chemical Financial Corporation 401(k) Savings Plan as of December 31, 2004 included in this Annual Report (Form 11-K).

/s/ Ernst & Young LLP

June 23, 2006
Detroit, Michigan